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                                                                  EXHIBIT 23.2

                        [KPMG LLP LETTERHEAD]


                  CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-64192) and related prospectus of ImageWare Systems, Inc. and to the inclusion therein of our report dated June 1, 2001, with respect to the consolidated balance sheets of G & A Imaging Ltd. as of September 30, 2000 and 1999, and the related consolidated statements of operations and deficit and cash flows for each of the two years ended September 30, 2000 and 1999.


/s/ KPMG LLP

Ottawa, Canada
August 20, 2001